UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 13, 2014

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant’s telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2014, Cummins Inc. (the “Company”) held its 2014 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on the following proposals:

●	The election of eight directors for a one year term to expire at the Company’s 2015 annual meeting of shareholders;

●	An advisory vote on the compensation of the Company’s named executive officers;

●	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s auditors for 2014; and

●	A shareholder proposal regarding confidential voting.

As of the March 11, 2014 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 183,879,156 shares of Common Stock were outstanding and entitled to vote, each entitled to one vote per share.  Approximately 84.5% of all votes were represented at the Annual Meeting in person or by proxy.

The following are the final votes on the matters presented for shareholder approval at the Annual Meeting:

1.	Election of Eight Directors For A One Year Term To Expire at the Company’s 2015 Annual Meeting Of Shareholders
Name	For	Against	Abstain	Broker Non-Votes
N. Thomas Linebarger	129,988,261	7,299,767	574,525	17,610,461
William I. Miller	135,447,427	2,198,402	216,724	17,610,461
Alexis M. Herman	132,829,322	4,791,954	241,277	17,610,461
Georgia R. Nelson	136,889,124	739,730	233,699	17,610,461
Robert K. Herdman	137,049,718	502,479	310,356	17,610,461
Robert J. Bernhard	137,123,421	462,470	276,662	17,610,461
Dr. Franklin R. Chang Diaz	136,932,098	673,585	256,870	17,610,461
Stephen B. Dobbs	137,103,942	452,513	306,098	17,610,461

2.           Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
134,653,784	2,565,493	643,276	17,610,461

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Auditors for 2014

For	Against	Abstain	Broker Non-Votes
153,681,600	1,531,029	260,385	N/A

4.           Shareholder Proposal Regarding Confidential Voting

For	Against	Abstain	Broker Non-Votes
49,572,199	87,150,221	1,140,133	17,610,461

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2014

CUMMINS INC.
/s/ Marsha L. Hunt Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)